UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
June 30, 2004
(Date of earliest event reported)

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14039 (Commission File Number)	64-0844345 (I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Item 5. Other Events

On June 30, 2004, Callon Petroleum Company filed the press release attached as Exhibit 99.1 announcing the closing of the issuance and sale of an additional 450,000 shares of common stock, priced at $13.25 per share as a result of the exercise of the an over-allotment option granted to Johnson Rice & Company L.L.C.

Item 7. Financial Statements and Exhibits

     Exhibits

Exhibit Number	Title of Document
99.1	Press release dated June 30, 2004 announcing the closing of the sale of an additional 450,000 shares of common stock, priced at $13.25 per share.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
June 30, 2004	By:	/s/ John S. Weatherly
John S. Weatherly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document
99.1	Press release dated June 30, 2004 announcing the closing of the sale of an additional 450,000 shares of common stock, priced at $13.25 per share.